UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2010

LBI MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-110122	05-0584918
(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue, Burbank, California	91504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 563-5722

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02.	Results of Operations and Financial Condition

LBI Media, Inc. (“LBI Media”), a California corporation and wholly owned subsidiary of LBI Media Holdings, Inc. (“LBI Media Holdings”), held a conference call on August 16, 2010 to discuss its financial results for the three and six months ended June 30, 2010. LBI Media was also available to answer questions during the conference call. The transcript from the conference call is filed as Exhibit 99.1 and is hereby incorporated by reference in its entirety. The information in this Form 8-K and the exhibit attached hereto is being furnished (not filed) under Item 2.02 of Form 8-K. The transcript has been selectively edited to facilitate the understanding of the information communicated during the conference call.

During the conference call, LBI Media used the term “Adjusted EBITDA”. Adjusted EBITDA consists of net income or loss less discontinued operations, net of income taxes, plus income tax expense or benefit, gain or loss on sale and/or disposal of property and equipment, net interest expense, interest rate swap expense or income, impairment of broadcast licenses and long-lived assets, depreciation, stock-based compensation expense and other non-cash gains and losses. The term, as defined by LBI Media, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).

The management of LBI Media considers the measure an important indicator of its liquidity relating to its operations, as it eliminates the effects of LBI Media’s discontinued operations, certain non-cash items and LBI Media’s capital structure. The management believes liquidity is an important measure for LBI Media because it reflects its ability to meet its interest payments under its substantial indebtedness and is a measure of the amount of cash available to grow LBI Media through its acquisition strategy. The measure should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with GAAP, such as cash flows from operating activities, operating income or loss, and net income or loss.

LBI Media believes Adjusted EBITDA is useful to an investor in evaluating its liquidity and cash flow because:

•

it is widely used in the broadcasting industry to measure a company’s liquidity and cash flow without regard to items such as discontinued operations, depreciation, gain or loss on sale and/or disposal of property and equipment, and impairment of broadcast licenses and long-lived assets. The broadcast industry uses liquidity to determine whether a company will be able to cover its capital expenditures and whether a company will be able to acquire additional assets and broadcast licenses if the company has an acquisition strategy. LBI Media believes that by eliminating the effect of discontinued operations and certain non-cash items, Adjusted EBITDA provides a meaningful measure of liquidity;

•

it gives investors another measure to evaluate and compare the results of LBI Media’s operations from period to period by removing the impact of non-cash expense items, such as impairment of broadcast licenses and long-lived assets. By removing the discontinued operations and non-cash items, it allows investors to better determine whether LBI Media will be able to meet its debt obligations as they become due; and

•	it provides a liquidity measure before the impact of a company’s capital structure by removing net interest expense items and interest rate swap income or expense.

LBI Media’s management uses Adjusted EBITDA:

•	as a measure to assist LBI Media in planning its acquisition strategy;

•	in presentations to LBI Media’s board of directors to enable them to have the same consistent measurement basis of liquidity and cash flow used by management;

•	as a measure for determining LBI Media’s operating budget and its ability to fund working capital; and

•	as a measure for planning and forecasting capital expenditures.

The table set forth below reconciles net cash provided by (used in) operating activities, calculated and presented in accordance with U.S. generally accepted accounting principles, to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(In thousands)
Net cash provided by (used in) operating activities	$2,710	$5,709	$(1,782)	$1,573
Add:
Income tax expense (benefit)	536	2,700	1,150	(14,336)
Interest expense and interest and other income, net	6,872	7,002	13,623	13,835
Less:
Effect of discontinued operations	—	(296)	—	(610)
Gain on assignment of asset purchase agreement	—	—	1,599	—
Amortization of deferred financing costs	(325)	(317)	(647)	(632)
Amortization of discount on subordinated notes	(73)	(68)	(147)	(135)
Amortization of program rights	(3,540)	(871)	(5,498)	(1,014)
Provision for doubtful accounts	(376)	(394)	(909)	(691)
Changes in operating assets and liabilities:
Cash overdraft	(453)	1,596	(193)	395
Accounts receivable	5,836	4,468	4,243	2,444
Program rights	4,343	1,633	7,916	3,954
Amounts due from related parties	1	15	3	20
Prepaid expenses and other current assets	(192)	5	(118)	(215)
Employee advances	(1)	(30)	11	7
Accounts payable	267	166	400	1,034
Accrued liabilities	138	(1,600)	(1,964)	(2,015)
Accrued interest	(4,862)	(4,908)	4	(170)
Deferred income taxes	(470)	(3,120)	(863)	13,978
Other assets and liabilities	(648)	529	(17)	220

Adjusted EBITDA	$9,763	$12,219	$16,811	$17,642

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Transcript of conference call on August 16, 2010 discussing financial results for the three and six months ended June 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California, on August 19, 2010.

LBI MEDIA HOLDINGS, INC.

By:	/S/ WISDOM LU
Wisdom Lu Chief Financial Officer

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